Free Writing Prospectus

(To Preliminary Prospectus dated August 9, 2011)

Filed Pursuant to Rule 433

Registration Statement No. 333-173980

Dated September 13, 2011

Investor Presentation September 2011

Explanatory Note

The information set forth in this free writing prospectus amends and supersedes in its entirety that certain free writing prospectus filed on September 12, 2011 (SEC File No. 333-173980, Accession No. 0001193125-11-246140), which document should not be relied upon.

Notices

Please read the following notices before reviewing the information contained herein:

The information in this document has been prepared solely for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase any securities from any entities described herein. Any such offer will be made solely by means of the prospectus contained in the registration statement (collectively, the “Registration Statement”) filed by HomeStreet Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”). The information contained herein may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted by law or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

All information herein is subject to revision. No representation or warranty can be given with respect to the accuracy or completeness of the information herein, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any information herein shall be deemed superseded, amended, and supplemented in its entirety by the Registration Statement and any decision to invest in the securities offered thereby should be made solely in reliance upon the Registration Statement.

Nothing contained herein should be construed as tax, accounting or legal advice. Neither the Company nor any of its affiliates or representatives accept any responsibility for the tax treatment of any investment in the securities of the Company. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, this tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.

INVESTING IS SPECULATIVE AND INVOLVES RISK OF LOSS. YOU SHOULD REVIEW CAREFULLY THE REGISTRATION STATEMENT, INCLUDING THE DESCRIPTION OF THE RISKS AND OTHER TERMS BEFORE MAKING A DECISION TO INVEST. The Company has filed a Registration Statement (including a prospectus) with the SEC for the offering to which this presentation relates. Before you invest, you should read the prospectus contained in the Registration Statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus contained in the Registration Statement if you request it by calling FBR Capital Markets & Co. toll free at (800) 846 – 5050.

The information contained herein contains forward-looking statements. These forward-looking statements are based on the Company’s current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in the Registration Statement, many of which are outside the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Actual results may vary materially from those expressed or implied, and there can be no assurance that estimated returns or projections will be realized or that actual returns will not be materially different than estimated herein. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. You should conduct your own analysis, using such assumptions as you deem appropriate, and should fully consider other available information, including the information described under “Forward-Looking Statements” and “Risk Factors” in the Registration Statement, in making a decision to invest. Past performance is not necessarily indicative of future results.

All forward-looking statements are based on information available to the Company as of the date hereof and the Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

3

August/July Highlights

Strong profitability driven by higher mortgage banking revenue

Continued improvement in asset quality metrics

August/July combined net income $15.2 million

Net interest margin increased to 2.42% vs 2Q margin of 2.35%

Results exclude provision expense which will be determined at quarter end

Noninterest income increased to $25.4 million vs $18.9 million 2Q

Higher single family loan originations and margins due to falling mortgage rates

Higher net MSR/hedge gains from widening mortgage/swap spreads and high rate volatility

Lower OREO expenses

Operating efficiency ratio (1) declined to 43.9% vs. 70.1% in 2Q

Asset quality improvement trends continue. Comparing August 31 to June 30, 2011

Classified assets declined $32.2 million or 12%

NPAs declined to 7.9% of total assets vs. 8.7%

OREO decreased $23.0 million or 22%

(1) Operating efficiency is a Non-GAAP financial measure – see page 20 for description and discussion.

Results of Operations (Dollars in Thousands)

August / July 2011 2Q 2011 1Q 2011

Net Interest Income $ 8,048 $ 11,914 $ 11,590

Total Non Interest Income (1) 25,355 18,916 14,465

Total Non Interest Expense (2) 18,189 27,263 33,461

Income/(Loss) Before Provision 15,214 3,567(7,406)

Provision for Loan Losses (3) — 2,300 —

Income/(Loss) Before Taxes 15,214 1,267(7,406)

Provision/(Credit) for Taxes — (17) 43

Net Income (Loss) $ 15,214 $ 1,284 $ (7,449)

Net Interest Margin 2.42% 2.35% 2.17%

Average Loan Yield (4) 4.92% 4.86% 4.82%

Average Cost of Deposits 1.32% 1.44% 1.51%

Average Cost of Funds 1.50% 1.61% 1.73%

Operating Efficiency Ratio 43.91% 70.05% 83.31%

Return on Average Equity 152.77% 8.97%(51.26) %

Return on Average Assets 3.95% 0.23% (1.25) %

(1) Includes net MSR/hedge gains of $8.9 million, $1.3 million and $91,000 for August/July, 2Q 2011 and 1Q 2011, respectively. (2) August/July OREO expenses were $3.5 million vs. $5.7 million in 2Q 2011. (3) HomeStreet generally records provision expense at the end of each quarter. (4) Before impact of nonaccrual loans.

Mortgage Origination (Dollars in Millions)

August and July 2011 Quarter Ended 6/30/11

HomeStreet Windermere HomeStreet Windermere

Closed Loan Production (1) $170.0 $81.4 $ 209.8 $ 114.1

Rate Lock Commitments (2) $308.3 $116.3 $225.9 $118.9

Profit Margin (in basis points) (3)

Originated Mortgage Servicing Rights 239 13 182 61

Loan Origination & Funding Fees 121 — 140 —

Secondary Marketing Gain 128 128 24 24

Income From Windermere (4) — 68 — 44

Gross Profit 488 209 346 129

Production Expenses (226)(23)(222)(25)

Net Profit Margin 262 186 124 104

(1) Reflects closed loan production and excludes single-family loan originations to be held for investment, rather than for sale. (2) Net of loans estimated not to close. (3) Profit margin amounts shown above in basis points are calculated based upon closed loan production only. Revenue from originated mortgage servicing rights and secondary marketing gain includes revenue from interest rate lock commitments as well as closed loans. Loan origination and funding fee revenue includes revenue from closed loan production only. (4) Represents HomeStreet’s proportionate share of the net income of Windermere Mortgage Services.

Financial Condition (Dollars in Thousands)

As of 8/31/2011 As of 6/30/2011 As of

3/31/2011 As of

12/31/2010

Cash $ 210,808 $ 108,175 $ 170,795 $ 72,639

Investments 275,400 315,715 304,404 313,513

Loans Held for Sale 148,633 121,216 82,803 212,602

Loans Held for Investment 1,419,190 1,451,930 1,562,706 1,602,698

Allowance for loan losses (55,983) (59,692) (62,156) (64,177)

Net Loans 1,363,207 1,392,238 1,500,550 1,538,521

Other Real Estate Owned 79,729 102,697 98,863 170,455

Mortgage Servicing Rights 80,288 94,320 95,952 87,232

Federal Home Loan Bank Stock 37,027 37,027 37,027 37,027

Other Assets 73,890 62,117 52,245             53,708

Total Assets $ 2,268,982 $ 2,233,505 $ 2,342,639 $ 2,485,697

Deposits $ 2,015,033 $ 1,993,655 $ 2,066,842 $ 2,129,742

Federal Home Loan Bank Borrowings 67,919 77,919 114,544 165,869

Other 110,755 103,620             110,039 131,297

Total Liabilities 2,193,707 2,175,194 2,291,425 2,426,908

Equity 75,275 58,311             51,214 58,789

Total Liabilities and Equity $ 2,268,982 $ 2,233,505 $ 2,342,639 $ 2,485,697

Bank Tier 1 Leverage Ratio 5.6% 4.9% 4.5% 4.5%

Bank Risk Based Capital Ratio 10.0% 8.7% 8.3% 8.2%

Asset Quality Trends (Dollars in Thousands)

August 31, 2011 Quarter Ended 6/30/2011 Quarter Ended 3/31/2011 Quarter Ended 12/31/2010

Net Charge Offs (August and July) $ 3,708 $ 4,707 $ 2,100 $ 14,575

Classified Assets 244,309 276,476 298,742 363,947

Nonperforming Assets (NPAs) 178,343 193,609 222,981 283,665

Nonperforming Loans (NPLs) 98,614 90,912 124,118 113,210

Other Real Estate Owned (OREO) 79,729 102,697 98,863 170,455

Allowance for Loan Losses (ALL) 55,983 59,692 62,156 64,177

Total Loans Held for Investment 1,363,207 1,451,930 1,562,706 1,602,698

Total Assets $ 2,268,982 $ 2,233,505 $ 2,342,639 $ 2,485,697

Classified Assets/Total Assets 10.8% 12.4% 12.8% 14.6%

NPAs / Total Assets 7.9% 8.7% 9.5% 11.4%

Total Delinquencies / Total Loans 10.9% 9.1% 12.0% 11.1%

ALL / Total Loans 3.9% 4.1% 4.0% 4.0%

ALL / NPLs 56.8% 65.7% 50.1% 56.7%

NPAs/Tier 1 + ALL (Texas Ratio) (1) 98.5% 114.7% 131.3% 156.5%

Classified Assets / Tier 1 + ALL (1) 134.9% 163.7% 175.9% 200.8%

(1) Calculated based on Bank Tier 1 capital.

Delinquency Trends

Credit Trends ($000's)	Aug-11	2Q11	1Q11	4Q10
Total Loans	**1,419,190**	**1,451,930**	**1,562,706**	**1,602,698**
30-59 Days Past Due	17,805	7,196	11,335	8,388
60-89 Days Past Due	8,907	8,709	8,494	13,185
90+ Days Past Due / Accruing	29,923	25,664	44,066	43,503
Non-Performing Loans (Non-Accrual)	98,614	90,912	124,118	113,210
Total Delinquency (includes NPLs)	**155,249**	**132,481**	**188,013**	**178,286**
Total Delinquency as % of Total Loans	**10.9%**	**9.1%**	**12.0%**	**11.1%**
NPLs w/ Current Payments	**41,869**	**28,795**	**57,529**	**36,283**
NPLs w/ Current Payments as % of NPLs	**42.5%**	**31.7%**	**46.4%**	**32.0%**
GNMA/Govt-Guar Delinquencies				
Total GNMA Loans	**52,156**	**50,220**	**54,712**	**47,573**
30-59 Days Past Due	2,862	3,641	4,088	2,366
60-89 Days Past Due	4,310	4,663	3,685	3,538
90+ Days Past Due / Accruing	29,923	25,664	31,584	30,174
Non-Performing Loans (Non-Accrual)	0	0	0	0
Total Delinquency (includes NPLs)	**37,095**	**33,968**	**39,357**	**36,078**
Total Delinquency as % of Total Loans	**71.1%**	**67.6%**	**71.9%**	**75.8%**
Total Delinquencies Less GNMA/Govt-Guar Delinquencies				
Total Loans	**1,367,034**	**1,401,710**	**1,507,994**	**1,555,125**
30-59 Days Past Due	14,943	3,554	7,247	6,022
60-89 Days Past Due	4,597	4,046	4,809	9,647
90+ Days Past Due / Accruing	0	0	12,482	13,329
Non-Performing Loans (Non-Accrual)	98,614	90,912	124,118	113,210
Total Delinquency (includes NPLs)	**118,154**	**98,512**	**148,656**	**142,209**
Total Delinquency as % of Total Loans	**8.6%**	**7.0%**	**9.9%**	**9.1%**

August total delinquent loans excluding GNMA single family loans increased $19.6 million over June

- **30-59 days includes one new delinquent commercial real estate loan - $9.8 million unpaid principal balance for which we maintain specific reserves of $1.2 million (see appendix page 15 – loan relationship ID #18)**
- **Nonperforming loans include one new residential construction relationship - $10.3 million unpaid principal balance for which we maintain $0.9 million of specific reserves. We are currently negotiating a restructuring of this relationship (see appendix page 17 – loan relationship ID #2)**

HomeStreet, Inc.
9

Nonperforming Loans (Dollars in Thousands)

Aug-11 Jun-11 Mar-11 Dec-10

Single family $ 15,702 $ 16,229 $ 14,732 $ 13,938

Commercial real estate 11,587 10,081 19,815 20,259

Multifamily residential 5,223 5,265 5,302 8,167

Construction/land development 60,759 53,955 77,811 65,952

Commercial business 2,642 2,762 3,355 2,359

Home equity 2,701 2,620 3,103 2,535

Total nonperforming loans $ 98,614 $ 90,912 $ 124,118 $ 113,210

Nonperforming Loans Highlights

In August, NPLs increased $7.7 million primarily due to credit deterioration in one residential construction relationship—$10.3 million unpaid principal balance for which we maintain $0.9 million of specific reserves. We are currently negotiating a restructuring of this relationship (see appendix page 17 – loan relationship ID #2)

Other Real Estate Owned (Dollars in Thousands)

Aug-11 Jun-11 Mar-11 Dec-10

Single family $ 10,555 $ 14,287 $ 14,897 $ 18,839

Commercial real estate 2,152 2,152 8,045 6,257

Multifamily residential—— -

Construction/land development 67,022 86,029 75,688 145,359

Commercial business—— -

Home equity—229 233 -

Total OREO $ 79,729 $ 102,697 $ 98,863 $ 170,455

OREO Highlights

August OREO balances decreased $23.0 million from June due to sales of $24.8 million and valuation adjustments of $2.8 million offset by new OREO of $4.6 million

$21.0 (26.3%) of OREO is contracted for sale, $17.9 million of which is scheduled to close in September

July/August loss on OREO sales 0.2%—year to date gain on sales 0.3%

Days in OREO

Total

Days in OREO% of Total

($000’s)

Greater than 1 Year $49,772 62.4%

180 Days—1 Year $3,194 4.0%

90 Days—180 Days $5,997 7.5%

Less than 90 Days $20,766 26.0%

OREO Total $79,729 100.0%

Appendix

25 Largest Performing Loan Relationships

ID	Loan Type	Unpaid Principal Balance	Partial Charge Offs	Net Commitment	Net Book Balance	Specific Reserves	Book Balance Net of Specific Reserves	TDR	Description
1	*Commercial Real Estate*	*$ 12,425,544*	*$ -*	*$ 12,425,544*	*$ 12,425,544*	*$ -*	*$ 12,425,544*	*No*	*• One 40,000sqft two-story medical office building in Snohomish Co., WA.*
	Commercial Real Estate	*$ 7,736,659*	*$ -*	*$ 7,736,659*	*$ 7,736,659*	*$ -*	*$ 7,736,659*	*No*	*• One 45,055sqft unanchored strip retail center in Pierce Co., WA.*
	Multifamily Residential	*$ 6,830,000*	*$ -*	*$ 6,830,000*	*$ 6,830,000*	*$ -*	*$ 6,830,000*	*No*	*• One 97 unit 68,897sqft garden style apartment in Pierce Co., WA*
	Multifamily Residential	*$ 9,358,406*	*$ -*	*$ 9,360,000*	*$ 9,358,406*	*$ -*	*$ 9,358,406*	*No*	*• One 180 unit 164,814sqft garden style apartment in Spokane Co., WA*
	Multifamily Residential	*$ 17,598,614*	*$ -*	*$ 17,600,000*	*$ 17,598,614*	*$ -*	*$ 17,598,614*	*No*	*• One 210 unit 162,822sqft garden style apartment in Washington Co., OR.*
	TOTAL	$ 53,949,224	$ -	$ 53,952,203	$ 53,949,224	$ -	$ 53,949,224		
2	*Commercial Real Estate*	*$ 6,764,127*	*$ -*	*$ 6,950,000*	*$ 6,764,127*	*$ -*	*$ 6,764,127*	*No*	*• One 30,258sqft three-building retail/office center in King Co., WA.*
	Construction/Land Development	*$ 27,265,000*	*$ -*	*$ 29,600,000*	*$ 27,265,000*	*$ -*	*$ 27,265,000*	*No*	*• One 120,356sqft eight-building retail center in Pierce Co., WA.*
	TOTAL	$ 34,029,127	$ -	$ 36,550,000	$ 34,029,127	$ -	$ 34,029,127		
3	Commercial Real Estate	$ 25,869,994	$ -	$ 25,869,994	$ 25,869,994	$ -	$ 25,869,994	No	• One 83,047sqft tw o-building mixed use office/retail development in King Co., WA.
4	*Construction/Land Development*	*$ 22,270,500*	*$ -*	*$ 22,270,500*	*$ 22,270,500*	*$ -*	*$ 22,270,500*	*No*	*• 148,289sqft of commercial land in King Co., WA zoned for up to 800 multi-family units, but currently occupied by a 60,123sqft shopping center.*
	Single Family	*$ 510,000*	*$ -*	*$ 510,000*	*$ 510,000*		*$ 510,000*	*No*	*• One condominium in King Co., WA.*
	TOTAL	$ 22,780,500	$ -	$ 22,780,500	$ 22,780,500	$ -	$ 22,780,500		
5	Commercial Real Estate	$ 21,113,525	$ -	$ 21,113,525	$ 21,113,525	$ -	$ 21,113,525	No	• One 97,888sqft retail center in Snohomish Co., WA.
6	Construction/Land Development	$ 21,005,595	$ -	$ 21,005,595	$ 21,005,595	$ -	$ 21,005,595	No	• One retail mixed use center w / 44,083sqft of office & retail plus 153 apartment units in King Co., WA.
7	Commercial Real Estate	$ 15,769,667	$ -	$ 15,769,667	$ 15,769,667	$ -	$ 15,769,667	Yes	*• Two office buildings with 89,435sqft rentable area in Clackamas Co., OR.* *• Additional collateral of a 63,546sqft three-story Class A office building in Clackamas Co., OR.*

HomeStreet, Inc.
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25 Largest Performing Loan Relationships (continued)

ID	Loan Type	Unpaid Principal Balance	Partial Charge Offs	Net Commitment	Net Book Balance	Specific Reserves	Book Balance Net of Specific Reserves	TDR	Description
8	*Commercial Real Estate*	*$ 13,264,398*	*$ -*	*$ 13,264,398*	*$ 13,264,398*	*$ -*	*$ 13,264,398*	*No*	*• One 41,951sqft office mixed use building in King Co., WA.*
	Commercial Real Estate	*$ 2,194,026*	*$ -*	*$ 2,194,026*	*$ 2,194,026*	*$ -*	*$ 2,194,026*	*No*	*• One 9,209sqft retail center in Snohomish Co., WA.*
	TOTAL	$ 15,458,424	$ -	$ 15,458,424	$ 15,458,424	$ -	$ 15,458,424		
9	Commercial Business	$ 13,637,149	$ -	$ 14,734,999	$ 13,637,149	$ -	$ 13,637,149	No	• Heating and air conditioner contractor in King Co., WA.
10	*Construction/Land Development*	*$ 605,741*	*$ -*	*$ 605,741*	*$ 605,741*	*$ -*	*$ 605,741*	*No*	*• 43 finished detached residential lots in Thurston Co., WA.*
	Construction/Land Development	*$ 9,256,803*	*$ -*	*$ 9,276,021*	*$ 9,256,803*	*$ -*	*$ 9,256,803*	*No*	*• 20.54-acres of residential land with preliminary plat approval for 120 detached lots located in Thurston Co., WA. • 239-acres of raw land zoned for residential development of approximately 1,000 lots, located in Thurston Co, WA.*
	Construction/Land Development	*$ 1,061,914*	*$ -*	*$ 3,500,000*	*$ 1,061,914*	*$ -*	*$ 1,061,914*	*No*	*• Eight single family detached homes in Thurston Co., WA.*
	Single Family	*$ 177,300*	*$ -*	*$ 177,300*	*$ 177,300*	*$ -*	*$ 177,300*	*No*	*• One single family residence in Thurston Co., WA.*
	Single Family	*$ 783,214*	*$ -*	*$ 783,214*	*$ 783,214*	*$ -*	*$ 783,214*	*No*	*• One single family residence in King Co., WA.*
	TOTAL	$ 11,884,971	$ -	$ 14,342,275	$ 11,884,971	$ -	$ 11,884,971		
11	*Commercial Business*	*$ 7,006,593*	*$ -*	*$ 8,506,593*	*$ 7,006,593*	*$ -*	*$ 7,006,593*	*No*	*• Salvage and repair contractor in King & Mason, Co., WA & Anchorage, AK.*
	Commercial Real Estate	*$ 3,299,481*	*$ -*	*$ 3,299,481*	*$ 3,299,481*	*$ -*	*$ 3,299,481*	*No*	*• One industrial/warehouses in King Co., WA. • One industrial/warehouses in Anchorage, AK.*
	Commercial Real Estate	*$ 1,124,804*	*$ -*	*$ 1,124,804*	*$ 1,124,804*	*$ -*	*$ 1,124,804*	*No*	*• One office building in King Co., WA.*
	Single Family	*$ 516,038*	*$ -*	*$ 516,038*	*$ 516,038*	*$ -*	*$ 516,038*	*No*	*• One condominium in King Co., WA.*
	Home Equity	*$ 291,157*	*$ -*	*$ 291,157*	*$ 291,157*	*$ -*	*$ 291,157*	*No*	*• One single family residence in King Co., WA. • One single family residence in Mason Co., WA.*
	TOTAL	$ 12,238,073	$ -	$ 13,738,073	$ 12,238,073	$ -	$ 12,238,073		
12	*Commercial Real Estate*	*$ 1,280,752*	*$ -*	*$ 1,280,752*	*$ 1,280,752*	*$ -*	*$ 1,280,752*	*No*	*• One 21,560sqft office mixed use building in Whatcom Co., WA.*
	Commercial Real Estate	*$ 9,588,930*	*$ -*	*$ 9,588,930*	*$ 9,588,930*	*$ -*	*$ 9,588,930*	*No*	*• One 42,036sqft retail center plus restaurant in Whatcom Co., WA.*
	Commercial Real Estate	*$ 1,794,957*	*$ -*	*$ 1,794,957*	*$ 1,794,957*	*$ -*	*$ 1,794,957*	*No*	*• One 5,432sqft retail center in Whatcom Co. WA.*
	TOTAL	$ 12,664,638	$ -	$ 12,664,638	$ 12,664,638	$ -	$ 12,664,638		

HomeStreet, Inc.
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25 Largest Performing Loan Relationships (continued)

ID	Loan Type	Unpaid Principal Balance	Partial Charge Offs	Net Commitment	Net Book Balance	Specific Reserves	Book Balance Net of Specific Reserves	TDR	Description
13	*Single Family*	$ 7,842,926	$ -	$ 7,842,926	$ 7,842,926	$ -	$ 7,842,926	Yes	• 35 single family residences in Clark Co., WA.
	Single Family	$ 2,644,974	$ -	$ 2,644,974	$ 2,644,974	$ -	$ 2,644,974	Yes	• 18 single family residences in Clark Co., WA.
	Home Equity	$ 1,103,354	$ -	$ 1,103,952	$ 1,103,354	$ -	$ 1,103,354	Yes	• 21 single family residences in Clark Co., WA.
	TOTAL	$ 11,591,253	$ -	$ 11,591,852	$ 11,591,253	$ -	$ 11,591,253		
14	*Commercial Real Estate*	$ 5,310,081	$ -	$ 5,310,081	$ 5,310,081	$ -	$ 5,310,081	No	• One 24,100sqft office building in King Co., WA.
	Commercial Real Estate	$ 5,831,562	$ -	$ 5,831,562	$ 5,831,562	$ -	$ 5,831,562	No	• One 54,726sqft multi-tenant office/industrial building in King Co., WA.
	TOTAL	$ 11,141,643	$ -	$ 11,141,643	$ 11,141,643	$ -	$ 11,141,643		
15	*Commercial Real Estate*	$ 4,714,451	$ -	$ 4,714,451	$ 4,714,451	$ -	$ 4,714,451	No	• One 50,439sqft office building in King Co., WA.
	Commercial Real Estate	$ 5,784,038	$ -	$ 5,784,038	$ 5,784,038	$ -	$ 5,784,038	No	• One 70,066sqft multi-tenant light industrial building in King Co., WA.
	TOTAL	$ 10,498,489	$ -	$ 10,498,489	$ 10,498,489	$ -	$ 10,498,489		
16	*Commercial Real Estate*	$ 2,123,432	$ -	$ 2,123,432	$ 2,123,432	$ -	$ 2,123,432	No	• One 12,714sqft multi-tenant office building in Marion Co., OR.
	Commercial Real Estate	$ 4,823,974	$ -	$ 4,823,974	$ 4,823,974	$ -	$ 4,823,974	No	• One 34,585sqft laboratory building in Marion Co., OR.
	Construction/Land Development	$ 3,060,751	$ -	$ 3,292,500	$ 3,060,751	$ -	$ 3,060,751	No	• One 21,747sqft medical office building in Marion Co., OR.
	TOTAL	$ 10,008,157	$ -	$ 10,239,906	$ 10,008,157	$ -	$ 10,008,157		
17	*Commercial Real Estate*	$ 8,588,486	$ -	$ 8,588,486	$ 8,588,486	$ -	$ 8,588,486	No	• One 25,831sqft retail property in Snohomish Co., WA.
	Construction/Land Development	$ 839,948	$ -	$ 839,948	$ 839,948	$ -	$ 839,948	No	• 15 finished lots in Snohomish Co., WA.
	Construction/Land Development	$ 397,276	$ -	$ 646,865	$ 397,276	$ -	$ 397,276	No	• One single family residence in Snohomish Co., WA.
	TOTAL	$ 9,825,709	$ -	$ 10,075,298	$ 9,825,709	$ -	$ 9,825,709		
18	Construction/Land Development	$ 9,807,928	$ -	$ 10,000,000	$ 9,807,928	$ 1,904,640	$ 7,903,288	No	• One 44,818sqft office building in Multnomah Co., OR.
19	Commercial Real Estate	$ 9,768,246	$ -	$ 9,768,246	$ 9,768,246	$ -	$ 9,768,246	No	• One 31,100sqft retail center in Lewis Co., WA.

HomeStreet, Inc.

15

25 Largest Performing Loan Relationships (continued)

ID	Loan Type	Unpaid Principal Balance	Partial Charge Offs	Net Commitment	Net Book Balance	Specific Reserves	Book Balance Net of Specific Reserves	TDR	Description
20	*Commercial Real Estate*	*$ 2,606,354*	*$ -*	*$ 2,606,354*	*$ 2,606,354*	*$ -*	*$ 2,606,354*	*No*	*• One 56,408sqft office mixed use building in Kitsap Co., WA.*
	Commercial Real Estate	*$ 2,289,486*	*$ -*	*$ 2,289,486*	*$ 2,289,486*	*$ -*	*$ 2,289,486*	*No*	*• One 23,728sqft office building in Kitsap Co., WA.*
	Commercial Real Estate	*$ 1,786,912*	*$ -*	*$ 1,786,912*	*$ 1,786,912*	*$ -*	*$ 1,786,912*	*No*	*• One 25,623sqft retail mixed use center in Kitsap Co., WA.*
	Commercial Real Estate	*$ 2,689,233*	*$ -*	*$ 2,689,233*	*$ 2,689,233*	*$ -*	*$ 2,689,233*	*No*	*• One 56,104sqft retail center in Kitsap Co., WA.*
	TOTAL	$ 9,371,986	$ -	$ 9,371,986	$ 9,371,986	$ -	$ 9,371,986		
21	Commercial Real Estate	$ 9,336,255	$ -	$ 9,336,255	$ 9,336,255	$ -	$ 9,336,255	Yes	• One 127,818sqft retail center in Pierce Co., WA.
22	Commercial Real Estate	$ 9,061,073	$ -	$ 9,061,073	$ 9,061,073	$ -	$ 9,061,073	No	*Four separate 1st DOT loans on the following assets:* *• 18,511sqft work loft facility divided into 127 individual units in Multnomah Co. OR.* *• 16,645sqft work loft facility divided into 124 individual units in Multnomah Co. OR.* *• 20,376sqft work loft facility divided into 191 individual units in King Co., WA.* *• 23,106sqft work loft facility divided into 202 individual units in King Co., WA.*
23	*Commercial Real Estate*	*$ 1,328,198*	*$ -*	*$ 1,328,198*	*$ 1,328,198*	*$ -*	*$ 1,328,198*	*No*	*• One 19,422sqft office over retail mixed use building in Multnomah Co., OR.*
	Commercial Real Estate	*$ 7,575,738*	*$ -*	*$ 7,575,738*	*$ 7,575,738*	*$ -*	*$ 7,575,738*	*No*	*• Two multi-tenant office buildings totaling 33,845sqft in Clackamas Co., OR.*
	TOTAL	$ 8,903,936	$ -	$ 8,903,936	$ 8,903,936	$ -	$ 8,903,936		
24	*Construction/Land Development*	*$ 461,000*	*$ -*	*$ 461,000*	*$ 461,000*	*$ -*	*$ 461,000*	*No*	*• 17 finished lots in Spokane Co., WA.*
	Single Family	*$ 3,883,917*	*$ -*	*$ 3,883,917*	*$ 3,883,917*	*$ -*	*$ 3,883,917*	*No*	*• 29 single family residences in Spokane Co., WA.*
	Single Family	*$ 4,299,312*	*$ -*	*$ 4,299,312*	*$ 4,299,312*	*$ -*	*$ 4,299,312*	*No*	*• 32 single family residences in Spokane Co., WA.*
	TOTAL	$ 8,644,229	$ -	$ 8,644,229	$ 8,644,229	$ -	$ 8,644,229		
25	Commercial Real Estate	$ 8,234,627	$ -	$ 8,297,362	$ 8,234,627	$ -	$ 8,234,627	No	• One 9,837sqft retail center and one 9,601sqft retail center in King Co., WA.
	GRAND TOTAL	**$386,594,420**	**$ -**	**$394,910,169**	**$386,594,420**	**$ 1,904,640**	**$384,689,780**		

HomeStreet, Inc.
16

15 Largest Non-Performing Loan Relationships

ID	Loan Type	Unpaid Principal Balance	Partial Charge Offs	Net Commitment	Net Book Balance	Specific Reserves	Book Balance Net of Specific Reserves	TDR	Description
1	Construction/Land Development	$ 21,809,726	$ -	$ 21,875,566	$ 21,809,726	$ 11,442,592	$ 10,367,134	No	• 340 acre community in Thurston Co., WA with 124 acres zoned for residential development and 215 acres zoned for commercial.
2	*Construction/Land Development*	*$ 5,435,327*	*$ -*	*$ 5,435,327*	*$ 5,435,327*	*$ 558,435*	*$ 4,876,892*	*No*	*• 124 finished detached lots in Yakima (33), Clark (19) and Grant (72) counties in WA.*
	Construction/Land Development	*$ 2,969,764*	*$ -*	*$ 2,969,764*	*$ 2,969,764*	*$ 247,074*	*$ 2,722,690*	*No*	*• 554 residential detached lots with preliminary plat approval located in Yakima (55), Grant (475) and Clark (24) counties in WA.*
	Construction/Land Development	*$ 1,936,580*	*$ -*	*$ 5,126,689*	*$ 1,936,580*	*$ 42,489*	*$ 1,894,091*	*No*	*• 17 detached single family residences in Yakima (2), Clark (10) and Grant (5) counties in WA.*
	TOTAL	$ 10,341,671	$ -	$ 13,531,780	$ 10,341,671	$ 847,998	$ 9,493,673		
3	Construction/Land Development	$ 10,152,383	$ -	$ 10,674,201	$ 10,152,383	$ 5,062,043	$ 5,090,340	Yes	• 72 residential finished lots, 7.72 acres partially improved land, and 67.45 acres of raw land zoned for 300 residential lots in Lane Co., OR.
4	*Construction/Land Development*	*$ 6,434,976*	*$ (1,667,331)*	*$ 4,947,943*	*$ 4,767,645*	*$ 462,229*	*$ 4,305,417*	*Yes*	• 17 single family residences in King Co., WA. • One single family residences in Kitsap Co., WA.
5	*Construction/ Land Development*	*$ 4,399,850*	*$ -*	*$ 4,399,850*	*$ 4,399,850*	*$ 2,047,601*	*$ 2,352,249*	*No*	*• 63 completed attached lots including four with foundations and three partially completed townhomes (averaging 1,657sqft) located in Clark Co., WA.*
	Construction/Land Development	*$ 412,398*	*$ -*	*$ 467,673*	*$ 412,398*	*$ -*	*$ 412,398*	*No*	*• Three completed single family townhomes averaging 1,740sqft located in Clark Co., WA.*
	Home Equity	*$ 165,180*	*$ (50,680)*	*$ 128,820*	*$ 114,500*	*$ -*	*$ 114,500*	*No*	*• One single family residence in Clark Co., WA.*
	TOTAL	$ 4,977,429	$ (50,680)	$ 4,996,343	$ 4,926,748	$ 2,047,601	$ 2,879,147		
6	*Construction/Land Development*	*$ 1,414,993*	*$ -*	*$ 1,414,993*	*$ 1,414,993*	*$ -*	*$ 1,414,993*	*Yes*	*• 6.88 acres of land in Multnomah Co., OR for multi-family (rentals) development up to 147 units.*
	Multifamily Residential	*$ 2,808,429*	*$ -*	*$ 2,808,429*	*$ 2,808,429*	*$ -*	*$ 2,808,429*	*Yes*	*• 38 unit garden apartment in Multnomah Co., OR.*
	TOTAL	$ 4,223,422	$ -	$ 4,223,422	$ 4,223,422	$ -	$ 4,223,422		
7	Commercial Real Estate	$ 3,890,182	$ -	$ 3,890,182	$ 3,890,182	$ -	$ 3,890,182	No	• Five gas stations in King Co., WA.

HomeStreet, Inc.

17

15 Largest Non-Performing Loan Relationships (Continued)

ID	Loan Type	Unpaid Principal Balance	Partial Charge Offs	Net Commitment	Net Book Balance	Specific Reserves	Book Balance Net of Specific Reserves	TDR	Description
8	Construction/Land Development	$ 2,817,054	$ -	$ 2,817,054	$ 2,817,054	$ -	$ 2,817,054	No	• One 41,431sqft single-tenant retail building located in Pierce Co., WA.
9	*Construction/Land Development*	*$ 468,651*	*$ (272,637)*	*$ 196,586*	*$ 196,014*	*$ 3,318*	*$ 192,696*	*No*	• 1.74 acres of land in Snohomish Co., WA zoned for 20 townhomes.
	Construction/Land Development	*$ 350,981*	*$ (224,000)*	*$ 126,981*	*$ 126,981*	*$ -*	*$ 126,981*	*No*	• 51,299sqft of land with a farmhouse and several out buildings in Snohomish Co., WA zoned for eight single family lots.
	Multifamily Residential	*$ 2,414,522*	*$ -*	*$ 2,480,806*	*$ 2,414,522*	*$ -*	*$ 2,414,522*	*No*	• 13 unit apartment in Snohomish Co., WA.
	TOTAL	$ 3,234,153	$ (496,637)	$ 2,804,373	$ 2,737,516	$ 3,318	$ 2,734,198		
10	Commercial Real Estate	$ 2,549,908	$ -	$ 2,549,908	$ 2,549,908	$ -	$ 2,549,908	No	• Eight office buildings totaling 53,800sqft in King Co., WA.
11	Commercial Real Estate	$ 2,296,784	$ -	$ 2,296,784	$ 2,296,784	$ -	$ 2,296,784	No	• One gas station in Clackamas Co., OR.
12	Construction/Land Development	$ 4,178,023	$ (2,218,570)	$ 1,959,453	$ 1,959,453	$ -	$ 1,959,453	No	• Four completed & sold residential condo units along with two commercial units located in an 8-story condo tower in Multnomah Co., OR.
13	*Commercial Business*	*$ 120,713*	*$ -*	*$ 120,713*	*$ 120,713*	*$ -*	*$ 120,713*	*No*	• *One furniture store in King Co., WA.*
	Commercial Real Estate	*$ 938,212*	*$ -*	*$ 938,212*	*$ 938,212*	*$ -*	*$ 938,212*	*No*	• *One furniture store in King Co., WA.*
	TOTAL	$ 1,058,925	$ -	$ 1,058,925	$ 1,058,925	$ -	$ 1,058,925		
14	Construction/Land Development	$ 1,500,000	$ (442,500)	$ 1,057,500	$ 1,057,500	$ 422,925	$ 634,575	Yes	• Subordinated deed of trust secured by Borrower's 5,600sqft single family personal residence and 36,202sqft office building, both located in King Co., WA.
15	Commercial Business	$ 1,012,487	$ -	$ 1,012,487	$ 1,012,487	$ -	$ 1,012,487	No	• Construction business in King Co., WA.
	GRAND TOTAL	**$ 80,477,123**	**$ (4,875,718)**	**$ 79,695,920**	**$ 75,601,405**	**$ 20,288,706**	**$ 55,312,699**		

HomeStreet, Inc.

18

15 Largest OREO Properties

ID	Description	Location	Property Type	Sales Status	Original Loan Balance	LTD Charge-Offs	Amount Transferred to OREO	OREO Writedowns	Carrying Value of OREO
1	40 acres of commercial land with zoning	Thurston County, WA	Construction/ Land Development	Unsold	$ 9,286,525	$ (14,525)	$ 9,272,000	$ -	$ 9,272,000
2	191 finished lots: excess raw land planned for 344 residential lots, 298 multi-family units; and two finished commercial tracts totaling 13.72 acres (7.5 acres useable)	Thurston County, WA	Construction/ Land Development	Unsold	$ 15,510,937	$ 530,303	$ 16,041,240	$ (8,196,667)	$ 7,844,573
3	167 residential finished lots and land for 54 future lots	Pierce County, WA	Construction/ Land Development	Partial pending sale; 100 finished lots and 54 future lots	$ 22,752,445	$ (13,992,725)	$ 8,759,720	$ (1,222,603)	$ 7,537,117
4	101 finished condo lots and land for 90 future condo units	Snohomish County, WA	Construction/ Land Development	Sold; set to close on or before 12/23/2011	$ 13,008,596	$ (5,968,427)	$ 7,040,169	$ (2,681,919)	$ 4,358,250
5	Raw land entitlements for 53 residential lots and 14 multi-family pads supporting 451 units	Pierce County, WA	Construction/ Land Development	Unsold	$ 6,212,938	$ (1,680,358)	$ 4,532,580	$ (368,030)	$ 4,164,550
6	100 residential finished lots	Thurston County, WA	Construction/ Land Development	Contracted sale - feasibility expires 9/26, closing scheduled for 9/28	$ 4,830,000	$ -	$ 4,830,000	$ (2,041,890)	$ 2,788,110
7	61 residential attached lots and 21 residential detached lots	Pierce County, WA	Construction/ Land Development	Unsold	$ 6,345,769	$ (3,955,975)	$ 2,389,794	$ -	$ 2,389,794
8	Two industrial buildings totaling 20,976sqft	Kitsap County, WA	Commercial Real Estate	Unsold	$ 1,954,403	$ (37,222)	$ 1,917,181	$ -	$ 1,917,181
9	67 residential finished lots	Pierce County, WA	Construction/ Land Development	Contracted sale with feasibility expiring 9/26 and closing set for 9/28	$ 4,352,007	$ (1,262,492)	$ 3,089,515	$ (1,282,903)	$ 1,806,612
10	68 residential finished lots	Kitsap County, WA	Construction/ Land Development	Unsold	$ 3,515,177	$ (996,178)	$ 2,518,999	$ (818,367)	$ 1,700,632
11	71 residential detached lots and 29 residential attached lots	Thurston County, WA	Construction/ Land Development	Unsold	$ 4,000,000	$ -	$ 4,000,000	$ (2,343,548)	$ 1,656,452
12	2.58 acres of commercial land approved for 77 potential apartment units and 1 commercial pad	Snohomish County, WA	Construction/ Land Development	Sold; set to close on or before 9/28/2011	$ 2,166,120	$ (37,530)	$ 2,128,590	$ (720,840)	$ 1,407,750
13	Undeveloped land with Preplat approval for 84 SF lots.	King County, WA	Construction/ Land Development	Unsold	$ 4,150,000	$ (2,413,000)	$ 1,737,000	$ (405,313)	$ 1,331,687
14	35 acres of raw land with partial entitlements for 333 future lots.	Kitsap County, WA	Construction/ Land Development	Unsold	$ 4,461,390	$ (997,822)	$ 3,463,568	$ (2,210,275)	$ 1,253,293
15	4 parcels comprised of 16 acres of commercially zoned property.	Ada County, ID	Construction/ Land Development	Two parcels with pending sale (5 acres) set to close by 12/30/2011. Other parcels unsold	$ 9,097,723	$ (8,180,488)	$ 917,235	$ -	$ 917,235
GRAND TOTAL					**$ 111,644,029**	**$ (39,006,439)**	**$ 72,637,590**	**$ (22,292,355)**	**$ 50,345,235**

Sales Status Summary		TOTAL
Sold	11%	$ 5,766,000
Pending Sale	26%	$ 13,049,073
Unsold	63%	$ 31,530,163

HomeStreet, Inc.

19

Operating Efficiency Ratios

We include an operating efficiency ratio which is not calculated based on accounting principles generally accepted in the United States (“GAAP”), but which we believe provides important information regarding our result of operations. Our calculation of the operating efficiency ratio is computed by dividing noninterest expense less costs related to OREO (gains (losses) on sales, valuation allowance adjustments, and maintenance and taxes) by total revenue (net interest income and noninterest income). Management uses this non-GAAP measurement as part of its assessment of performance in managing noninterest expense. We believe that costs related to OREO are more appropriately considered as credit-related costs rather than as an indication of our operating efficiency. The following table provides a reconciliation of non-GAAP to GAAP measurement.

August/ 2Q 2011 1Q 2011

July 2011

Efficiency Ratio 54.49% 88.43% 128.42%

Less Impact of OREO Expenses 10.58% 18.38% 45.11%

Operating Efficiency Ratio 43.91% 70.05% 83.31%